                                                                    EXHIBIT 10.8

                                AGENCY AGREEMENT

                                  BY AND AMONG

                  SJAMSUL NURSALIM AND ITJIH SJAMSUL NURSALIM,

                                 EAST-WEST BANK

                                      AND

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                            DATED AS OF JUNE 1, 1998

                               TABLE OF CONTENTS

                                                                    Page
                                                                    ----
ARTICLE I.        DEFINITIONS

     Section 1.1      Definitions.................................    1

ARTICLE II.       PURCHASE AND SALE OF SHARES OF COMMON STOCK

     Section 2.1      Appointment of Placement Agent..............    5
     Section 2.2      Costs, Expenses and Fees....................    5
     Section 2.3      Closing.....................................    6

ARTICLE III.      REPRESENTATIONS AND WARRANTIES

     Section 3.1      Representations and Warranties of the
                       Selling Shareholders.......................    6
     Section 3.2      Representations and Warranties of the Bank..    9
     Section 3.3      Representations and Warranties of the
                       Placement Agent............................   16

ARTICLE IV.       CONDITIONS PRECEDENT TO THE CLOSING

     Section 4.1      Conditions to the Obligations of the Parties   17
     Section 4.2      Conditions to the Obligations of the
                       Selling Shareholders.......................   18
     Section 4.3      Conditions to the Obligations of the Bank...   18
     Section 4.4      Conditions to the Obligations of the
                       Placement Agent............................   18

ARTICLE V.        COVENANTS

     Section 5.1      Information.................................   20
     Section 5.2      Blue Sky....................................   21
     Section 5.3      Issuance....................................   21
     Section 5.4      Press Releases..............................   21
     Section 5.5      No Solicitation.............................   21
     Section 5.6      Post Offering Engagement....................   21

ARTICLE VI.       INDEMNIFICATION

     Section 6.1      Bank Indemnification........................   22
     Section 6.2      Placement Agent Indemnification.............   24
     Section 6.3      Selling Shareholder Indemnification.........   24
     Section 6.4      Notice......................................   25

ARTICLE VII.      CONTRIBUTION

     Section 7.1      Contribution................................   26
     Section 7.2      Reimbursement...............................   27

ARTICLE VIII.     MISCELLANEOUS

     Section 8.1      Survival of Provisions......................   27
     Section 8.2      Termination.................................   27
     Section 8.3      Waiver; Amendments..........................   28
     Section 8.4      Communications..............................   29
     Section 8.5      Entire Agreement; Amendment.................   29
     Section 8.6      Governing Law and Time......................   29
     Section 8.7      Consent to Jurisdiction.....................   30
     Section 8.8      Severability................................   30
     Section 8.9      Headings and Gender.........................   30

                                AGENCY AGREEMENT

     Agreement, dated as of June 1, 1998 (the "Agreement") by and among Mr. Sjamsul Nursalim and Mrs. Itjih Sjamsul Nursalim (collectively, the "Selling Shareholders"), East-West Bank, a California banking corporation (the "Bank"), and Friedman, Billings, Ramsey & Co., Inc. (the "Placement Agent"), with respect to the offering and sale of the shares of Common Stock to each of the purchasers listed on the investor signature pages to the Purchase and Sale Agreement (collectively, the "Transaction").


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1    DEFINITIONS.  As used in this Agreement, and unless the
                    -----------
context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Agency Agreement by and between the Selling Shareholders, the Bank and the Placement Agent with respect to the offering of the shares of Common Stock, as amended, supplemented or modified from time to time.

     "Bank" means East-West Bank, a California banking corporation, together with its successors.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks and savings institutions in the State of California are authorized or obligated by law to close.

     "Capital Securities" of any Person means Capital Stock of the Person and Stock Equivalents of the Person.

     "Capital Stock" of any Person means any and all shares or other equity interest of such Person.

     "Closing" has the meaning set forth in Section 2.3.

     "Closing Date" has the meaning set forth in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute in effect from time to time), and the rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission and any successor thereto.

     "Common Stock" means the Common Stock, stated value $1.00 per share, of the Bank.

     "Custody Agreement" means the Custody Agreement to be entered into among the Selling Shareholders and Manatt Phelps Phillips LLP, as the Custodian.

     "Department" means the California Department of Financial Institutions.

     "Environmental Claim" means any written notice from any governmental authority or third party alleging potential liability (including without limitation potential liability for investigating costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment of any Materials of Environmental Concern.

     "Environmental Laws" means any law, statute, rule or regulation of any governmental, judicial, legislative, executive, administrative or regulatory authority of the United States, or of any state, local or foreign government or any subdivision thereof or of any governmental body or other regulatory or administrative agency or commission, domestic or foreign (a "Law"), relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and other Laws relating to (i) emissions, discharges or releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (collectively known as "Polluting Substances") or (ii) the handling, storage, disposal, reclamation, recycling or transportation of Polluting Substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (or any successor statute in effect from time to time).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time (or any successor statute in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

     "FDIA" means the Federal Deposit Insurance Act, as amended (or any successor statute in effect from time to time).

     "FDIC" means the Federal Deposit Insurance Corporation and any successor thereto.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in respect of such asset.

     "Management" means the following members of the senior management of the
Bank: President, Chief Executive Officer, Chief Financial Officer and any Executive Vice President.

     "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of the Bank and the Bank Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include the impact of the transactions contemplated by this Agreement or any Related Agreement, including the fees and expenses to be paid in connection with the consummation of the transactions contemplated by this Agreement and the Related Agreements or any impact or effect on the Bank resulting from actions taken by the Bank after the Closing.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Non-performing Assets" means the following consolidated assets of the
Bank: (i) loans, securities or other assets with respect to which the Bank has ceased recognizing interest under generally accepted accounting principles or as to which any payments of principal or interest are past due 90 days or more as of the applicable date and (ii) Real Estate Owned; and references herein to the amounts of Non-performing Assets shall mean and refer to the aggregate carrying value of such assets as stated in the books and financial statements of the Bank under generally accepted accounting principles.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

     "Placement Agent" means Friedman, Billings, Ramsey & Co., Inc. in its capacity as private placement agent pursuant to the Agency Agreement with respect to the offering of the shares of Common Stock of the Bank to the Purchasers, as described in the Private Offering Memorandum.

     "Previously Disclosed" means disclosed either (i) in a letter dated the date hereof delivered from the Selling Shareholders to the Placement Agent or from the Bank to the Placement Agent, as applicable, specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in the Private Offering Memorandum.

     "Purchase and Sale Agreement" means the Purchase and Sale Agreement, by and between the Selling Shareholders, the Bank and each Purchaser, as amended, supplemented or modified from time to time.

     "Private Offering Memorandum" means the Private Offering Memorandum, dated May 26, 1998, as amended or supplemented by the Bank at any time prior to the Closing.

     "Purchaser" means each Person (other than the Bank) listed on the investor signature pages to the Purchase and Sale Agreement, and its permitted successors and assigns as provided therein, including any Person who becomes a party thereto by executing and delivering an investor signature page thereto after the date of such agreement.

     "Real Estate Owned" means the consolidated properties of the Bank acquired by foreclosure on a loan or deed-in-lieu thereof or otherwise included in the Bank's real estate owned for purposes of reporting asset quality of the Bank in its reports filed with the FDIC and the Department.

     "Registration Rights Agreement" means the Registration Rights Agreement to be entered into among the Bank and the Purchasers, as amended, supplemented or otherwise modified from time to time, which provides for the reorganization of the Bank into the holding company form of organization, the registration of the shares of such holding company's common stock with the Commission, and the exchange of the holding company's common stock for the then outstanding Common Stock of the Bank.

     "Related Agreements" means the Purchase and Sale Agreement, the Registration Rights Agreement, the Custody Agreement and the Power of Attorney.

     "SAIF" means the Savings Association Insurance Fund administered by the FDIC, and any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto as in effect from time to time), and the rules and regulations of the Commission promulgated thereunder.

     "Selling Shareholders" shall mean Sjamsul Nursalim and Itjih Sjamsul Nursalim.

     "State" means each of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

     "Stock Equivalents" means, with respect to any Person, options, warrants, calls, contracts or other rights entered into or issued by such Person which confer upon the holder thereof the right (whether or not contingent) to acquire any Capital Stock, voting securities or securities convertible into or exchangeable for Capital Stock or voting securities of such Person.

     "Subsidiary" of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

     "Taxes" means all taxes, charges, fees, levies or other governmental assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, dues, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

     "Tax Returns" means all federal, State and local returns relating to Taxes.


                                   ARTICLE II
                  PURCHASE AND SALE OF SHARES OF COMMON STOCK

     SECTION 2.1    APPOINTMENT OF PLACEMENT AGENT.  On the basis of the
                    -------------------------------
representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders hereby appoint Friedman, Billings, Ramsey & Co., Inc. as their Placement Agent to consult with and advise the Selling Shareholders, and to assist the Selling Shareholders and the Bank with the solicitation of purchase orders for the shares of Common Stock of the Bank owned by the Selling Shareholders which are to be sold to the Purchasers. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Friedman, Billings, Ramsey & Co., Inc. hereby accepts such appointment and agrees to use its best efforts to assist the Selling Shareholders and the Bank with the solicitation of purchase orders for the shares of Common Stock of the Bank in accordance with this Agreement; provided, however, that the Placement Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders.

     SECTION 2.2    COSTS, EXPENSES AND FEES.
                    -------------------------

     (i) The costs and expenses (calculated as of the Closing) and the fees of the transactions contemplated by this Agreement and the Purchase and Sale Agreement shall be paid at the Closing out of the proceeds from the sale of the shares of Common Stock. The costs and expenses for such transaction includes, without limitation, (i) the reasonable out-of-pocket expenses of the Placement Agent incurred in connection with its engagement hereunder, including, without limitation, the reasonable legal fees and expenses and disbursements of the Placement Agent's legal counsel, and marketing promotional and travel expenses,
(ii) the cost of obtaining all securities approvals (if any); (iii) the cost of printing and distributing the offering materials; (iv) the costs of blue sky qualification (including fees and reasonable expenses (including any requisite filing fees) of the Placement Agent's counsel) of the Common Stock in the various states (if any); and (v) all fees and disbursements of the Bank's counsel, accountants, agents and other advisors. In addition, the Selling Shareholders shall be responsible for any federal and state taxes or withholding obligations associated with the sale of the shares of Common Stock pursuant thereto. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of Article VI.

     (ii) The Placement Agent will be paid a placement fee of 7% of the gross proceeds raised from the sale of the Common Stock in immediately available funds at the Closing Date out of the proceeds raised from the sale of shares of Common Stock pursuant to this Agreement and the Purchase and Sale Agreement. The placement fee to be paid to the Placement Agent hereunder is referred to as the "Fee."

     (iii) In connection with the Closing, the Bank shall issue to the Placement Agent a warrant to purchase Common Stock of the Bank in the form attached hereto as Appendix A.

     SECTION 2.3    CLOSING.  The purchase and sale of the shares of Common
                    -------
Stock will take place at a closing (the "Closing") to be held at the offices of the Placement Agent, Arlington, Virginia, on such date as all of the conditions to the parties' obligations hereunder specified in Article IV of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived, or at such other location, and on such other Business Day and time as the parties hereto shall mutually agree. The date on which the Closing is to occur is referred to herein as the "Closing Date."


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1    REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.
                    -----------------------------------------------------------
The Selling Shareholders represent and warrant to, and covenant and agree with, the Placement Agent as follows:

     (a)  Capital Structure.  As of the date hereof, the authorized capital
          -----------------
stock of the Bank consists of 200,000,000 shares of Common Stock and no shares of Preferred Stock. As of the date hereof, there were 110,000,000 shares of Common Stock issued and outstanding. Immediately prior to the Closing, the Bank shall effect a reverse stock split which will result in 23,775,000 shares of Common Stock being issued and outstanding. Immediately prior to the Closing on the Closing Date, the Bank's outstanding Capital Stock will be as set forth in the preceding sentence. As of the date hereof, all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person. The outstanding shares of Capital Stock of the Bank Subsidiaries are directly or indirectly owned by the Bank free and clear of all Liens resulting from any direct or indirect action on the part of the Selling Shareholders. There are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Bank as of the date hereof.

     (b)  Good Title and Other Matters.
          ----------------------------

             (i) The Selling Shareholders have, and immediately prior to the Closing such Shareholders will have, good and valid title to the shares of Common Stock free and clear of all Liens; and, upon delivery of such shares of Common Stock and payment therefor pursuant hereto, good and valid title to such shares of Common Stock, free and clear of all Liens, will pass to the Purchasers.

             (ii) Certificates in negotiable form representing all of the shares of Common Stock have been placed in custody under the Custody Agreement, duly executed and delivered by such Selling Shareholder to Manatt Phelps Phillips LLP, as custodian (the "Custodian"), and such Selling Shareholders have duly executed and delivered the Power of Attorney, appointing the Selling Shareholders' attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement and the Related Agreements to which the Selling Shareholders are or will become a party on behalf of such Selling Shareholders, to authorize the delivery of the shares of Common Stock to be sold by such Selling Shareholders hereunder and otherwise to act on behalf of such Selling Shareholders in connection with the transactions contemplated by this Agreement and the Related Agreements to which the Selling Shareholders are or will become a party.

             (iii) The shares of Common Stock represented by the certificates held in custody for such Selling Shareholders under the Custody Agreement are subject to the interests of the Purchasers hereunder; the obligations of the Selling Shareholders hereunder are not intended to be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or by the occurrence of any other event; if any individual Selling Shareholder should die or become incapacitated, or if any other such event should occur, before the delivery of the shares of Common Stock hereunder, it is the intention of the Selling Shareholders that certificates representing the shares of Common Stock shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Related Agreements to which the Selling Shareholders are or will become a party; and it is the intention of the Selling Shareholders that actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity or other event.

     (c) Authority.  The Selling Shareholders have full power and authority to
         ---------
perform their obligations under this Agreement and the Related Agreements to which the Selling Shareholders are or will become a party.

     (d) Due Execution.  This Agreement and the Related Agreements to which the
         -------------
Selling Shareholders are or will become a party constitute valid and binding obligations of the Selling Shareholders enforceable against the Selling Shareholders in accordance with their respective terms, except as (A) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (e) No Conflict.  The execution, delivery and performance of this Agreement
         -----------
and the Related Agreements to which the Selling Shareholders are or will become a party by the Selling Shareholders will not conflict with or constitute a breach of, or a default under (i) any obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Selling Shareholders are a party or as to which any of their respective assets are subject, or (ii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Selling Shareholders except, in the case of clauses
(i) and (ii) above, for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

     (f) Material Adverse Change.  To the knowledge of the Selling Shareholders,
         -----------------------
since March 31, 1998, no events or developments involving the Bank or the Bank Subsidiaries have occurred which, individually or in the aggregate, materially impair the ability of the Selling Shareholders to perform their obligations under this Agreement or the Related Agreements to which the Selling Shareholders are or will become a party.

     (g) Litigation.  There are no actions, suits, investigations or legal
         ----------
proceedings pending against, or to the knowledge of the Selling Shareholders, threatened against, or affecting the Selling Shareholders before any court or governmental body or agency which would reasonably be expected to in any manner challenge the legality, validity or enforceability of this Agreement, any of the Related Agreements to which the Selling Shareholders are or will become a party or the Common Stock to be sold to the Purchasers, or which would reasonably be expected to materially impair the ability or obligation of the Selling Shareholders to perform fully on a timely basis their obligations under this Agreement or any Related Agreement to which the Selling Shareholders are or will become a party.

     (h) Certain Fees.  Except for fees and expenses payable by the Selling
         ------------
Shareholders to Chase Securities, Inc. and except for the fees, commissions and expenses payable to the Placement Agent pursuant to this Agreement, no fees or commissions will be payable to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Selling Shareholders with respect to the sale of the Common Stock by the Selling Shareholders or the purchase of such shares of Common Stock by the Purchasers or any of the other transactions contemplated by this Agreement or the Related Agreements to which the Selling Shareholders are or will become a party. The Selling Shareholders represent, warrant and agree that to the extent any fees or commissions shall be payable by the Selling Shareholders to brokers, finders, investment bankers or banks pursuant to any other agreement entered into by the Selling Shareholders with respect to the transactions contemplated by this Agreement or the Related Agreements to which the Selling Shareholders are or will become a party, the Selling Shareholders shall be jointly and severally responsible for the payment of such fees and commissions.

     (i)  Private Offering.  Neither the Selling Shareholders nor any Person
          ----------------
authorized to act on their behalf, has taken or will take any action which might subject the sale of the shares of Common Stock to the registration requirements of the Securities Act or comparable provisions of any applicable State securities laws.

     (j)  Financial Statements.
          --------------------

          (i) To the actual knowledge of the Selling Shareholders, (x) the statements of financial condition of the Bank as of December 31, 1997 and 1996 and consolidated statements of operations, stockholders' equity and cash flows of the Bank for each of the years ended December 31, 1997, 1996 and 1995, accompanied by the related audit report of Deloitte & Touche LLP and (y) the unaudited consolidated statement of financial condition of the Bank as of March 31, 1998 and the unaudited consolidated statements of operations, stockholders' equity and cash flows of the Bank for the three months ended March 31, 1998 (the foregoing financial statements, including the related notes where applicable, are collectively referred to as the "Bank Financial Statements"), fairly present the consolidated financial condition of the Bank as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Bank for the respective periods or as of the respective dates set forth therein.

          (ii) To the actual knowledge of the Selling Shareholders, except to the extent (x) reflected, disclosed or provided for in the consolidated statement of financial condition of the Bank as of March 31, 1998 (including related notes) and (y) of liabilities incurred since such date in the ordinary course of business, neither the Bank nor any of the Bank Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

     The representations and warranties set forth in Sections 3.1(f) and (g) based on the knowledge or best knowledge of the Selling Shareholders are made in reliance on the representations and warranties of the Purchasers contained in
Section 3.3(a) of this Agreement.

     SECTION 3.2  REPRESENTATIONS AND WARRANTIES OF THE BANK.  The Bank
                  -------------------------------------------
represents and warrants to, and covenants and agrees with, the Placement Agent as follows:

     (a)  Capital Structure.  As of the date hereof, the authorized capital
          -----------------
stock of the Bank consists of 200,000,000 shares of Common Stock and no shares of Preferred Stock. As of the date hereof, there were 110,000,000 shares of Common Stock issued and outstanding. Immediately prior to the Closing, the Bank shall effect a reverse stock split which will result in 23,775,000 shares of Common Stock being issued and outstanding. Immediately prior to the Closing on the Closing Date, the Bank's outstanding Capital Stock will be as set forth in the preceding sentence. As of the date hereof, all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and none of the outstanding shares of Common Stock has been issued in violation of the preemptive rights of any Person. Except as Previously Disclosed, there are no Stock Equivalents authorized, issued or outstanding with respect to the Capital Stock of the Bank as of the date hereof.

     (b) Organization, Standing and Authority of the Bank.  The Bank is a
         ------------------------------------------------
California banking corporation validly existing and in good standing under the laws of the State of California with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. The deposit accounts of the Bank are insured to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments charged by the FDIC under the FDIA and the regulations thereunder.

     (c) Ownership of the Bank Subsidiaries.  The only direct or indirect
         ----------------------------------
Subsidiaries of the Bank consist of E-W Services, Inc. and East-West Investment, Inc. Except as Previously Disclosed and except for (i) Capital Stock of the Bank Subsidiaries, (ii) stock in the Federal Home Loan Bank of San Francisco,
(iii) stock in the Greater San Gabriel Valley Community Development Corporation,
(iv) equity interests in entities owning low-income housing projects, and (v) securities and other interests taken in consideration of debts previously contracted, the Bank does not own or have the right to acquire, directly or indirectly, any outstanding Capital Stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of Capital Stock of the Bank Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Bank free and clear of all Liens. No Stock Equivalents are authorized, issued or outstanding with respect to the Capital Stock of the Bank Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Bank to vote or to dispose of such Capital Stock.

     (d) Organization, Standing and Authority of the Bank Subsidiaries.  The
         -------------------------------------------------------------
Bank Subsidiaries are corporations validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Bank Subsidiaries has full power and authority to own or lease all of its respective properties and assets and to carry on its respective business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

     (e) Authority.  The Bank has full corporate power and authority to perform
         ---------
its obligations under this Agreement and each of the Related Agreements to which it will become a party, and the execution, delivery and performance by the Bank of this Agreement and each Related Agreement to which it will become a party has been duly authorized by all necessary corporate action on the part of the Bank.

     (f)  Due Execution.  This Agreement and each of the Related Agreements to
          -------------
which the Bank will become a party, when duly authorized, executed and delivered by the Bank, will constitute valid and binding obligations of the Bank enforceable against the Bank in accordance with their terms, except as (A) enforceability may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     (g)  No Conflict.  The execution, delivery and performance of this
          -----------
Agreement and each of the Related Agreements by the Bank will not conflict with or constitute a breach of, or a default under (i) the Articles of Incorporation or the Bylaws of the Bank or any of the Bank Subsidiaries, (ii) any obligation, agreement, indenture, bond, debenture, note, instrument or any other evidence of indebtedness to which the Bank or any of the Bank Subsidiaries is a party or as to which any of their respective assets are subject, or (iii) any law, ordinance, order, license, rule or other regulation or demand of any court or governmental agency, arbitration panel or authority applicable to the Bank or any of the Bank Subsidiaries, except, in the case of clauses (ii) and (iii) above, for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except for compliance with applicable federal and State securities laws in connection with this Agreement and the performance by the Bank of its obligations under the Registration Rights Agreement, no consent, approval, order or other authorization of any governmental, administrative or regulatory body or agency is legally required by or on behalf of the Bank or the Bank Subsidiaries in connection with the execution, delivery and performance by the Bank of this Agreement and each of the Related Agreements to which the Bank is or will become a party. The representations and warranties set forth in clause (iii) of the second preceding sentence and in the preceding sentence, insofar as it relates to federal and State securities law requirements are made in reliance on the representations and warranties of the Purchasers contained in the Purchase and Sale Agreement.

     (h)  Regulatory Reports.  The Bank has filed with the Department and the
          ------------------
FDIC the reports required to be filed under applicable laws and regulations and such reports fairly presented in all material respects the information contained therein and such reports were in material compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date. In connection with the most recent examinations of the Bank by the Department and the FDIC, the Bank was not required to correct or change any action, procedure or proceeding which the Bank believes has not been corrected or changed as requested.

     (i)  Financial Statements.
          --------------------

          (i) The Private Offering Memorandum includes the Bank
     Financial Statements, which fairly present the consolidated financial condition of the Bank as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Bank for the respective periods or as of the respective dates set forth therein.

          (ii) The Bank Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The books and records of the Bank and the Bank Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Bank and the Bank Subsidiaries.

          (iii) Except to the extent (x) reflected, disclosed or provided for in the consolidated statement of financial condition of the Bank as of March 31, 1998 (including related notes) and
     (y) of liabilities incurred since such date in the ordinary course of business, neither the Bank nor any of the Bank Subsidiaries has any liabilities, whether absolute, accrued, contingent or otherwise, which would have a Material Adverse Effect.

          (iv)  The accountants who certified the audited Bank
     Financial Statements included in the Private Offering Memorandum are independent public accountants within the meaning of the Securities Act.

     (j)  Material Adverse Change.  Since March 31, 1998, (i) neither the Bank
          -----------------------
nor any of the Bank Subsidiaries has incurred any material liability (on a consolidated basis), except in the ordinary course of business consistent with past practice (excluding the incurrence of expenses or obligations in connection with this Agreement, any Related Agreement or any of the transactions contemplated hereby or thereby) and except for such liability or liabilities as would not, individually or in the aggregate, have a Material Adverse Effect, and
(ii) no events or developments involving the Bank or the Bank Subsidiaries have occurred which, individually or in the aggregate, (A) have had a Material Adverse Effect, or (B) materially impair the ability of the Bank to perform its obligations under this Agreement or any Related Agreement to which it will become a party.

     (k)  Environmental Matters.
          ---------------------

          (i) To the knowledge of the Bank, the Bank and the Bank Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Bank nor any Bank Subsidiary has received any communication alleging that the Bank or any Bank Subsidiary is not in such compliance and, to the knowledge of the Bank, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

          (ii) To the knowledge of the Bank, none of the properties owned, leased or operated by the Bank or the Bank Subsidiaries has been or is in violation of or liable under any Environmental Law, except for any such violations or liabilities which would not individually or in the aggregate have a Material Adverse Effect.

          (iii) To the knowledge of the Bank, there are no past or present actions, activities, circumstances, conditions, events or incidents that would reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that would result in the imposition of any liability arising under any Environmental Law against the Bank or any Bank Subsidiary or against any Person whose liability for any Environmental Claim the Bank or any Bank Subsidiary has or may have retained or assumed either contractually or by operation of law, except such as would not have a Material Adverse Effect.

     (l)  Allowance for Loan Losses.  The allowance for loan losses reflected in
          -------------------------
the consolidated statement of financial condition included in the Bank Financial Statements as of March 31, 1998 is adequate in all material respects as of such date under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected in the consolidated statement of financial condition included in the Bank Financial Statements as of March 31, 1998 is carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

     (m)  Tax Matters.  The Bank and the Bank Subsidiaries have timely filed all
          -----------
Tax Returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all Taxes required to be paid pursuant to such Tax Returns, except in all cases where the failure to have timely filed such Tax Returns or have paid or have set up an adequate reserve or accrual for the payment of all such Taxes would not have a Material Adverse Effect. As of the date hereof, there is no audit examination, assessed deficiency, deficiency litigation or refund litigation with respect to any Taxes of the Bank or any of the Bank Subsidiaries. All Taxes due with respect to completed and settled examinations or concluded litigation relating to the Bank have been paid in full or adequate provision has been made for any such Taxes on the Bank's consolidated statement of financial condition in accordance with generally accepted accounting principles. The Bank has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect.

     (n)  ERISA.  Each "employee benefit plan" (as defined in Section 3(3) of
          -----
the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any "multiemployer plan" (as defined in Section 3(37) or Section 4001(a)(3) of ERISA)) that is sponsored, maintained or contributed to by the Bank (a "Bank Plan") is in compliance in all material respects with all presently applicable provisions of ERISA, except where any such noncompliance would not reasonably be expected to have a Material Adverse Effect; no "reportable event" (as defined in Section 4043 of ERISA or the regulations thereunder), other than an event as to which the 30- day statutory notice period is waived by regulation, has occurred with respect to any Bank Plan that is a "pension plan" (as defined in Section 3(2) of ERISA (each such Bank Plan, a "Bank Pension Plan"); the Bank has not incurred and does not expect to incur any material liability with respect to any Bank Pension Plan under (i) Title IV of ERISA (with respect to the termination of, or withdrawal from, any such plan) or
(ii) Sections 412 or 4971 of the Code; and each Bank Pension Plan has received a determination letter from the Internal Revenue Service regarding the qualification of such plan under Section 401(a) of the Code, and to the knowledge of the Bank, nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

     (o) Litigation.  There are no actions, suits, investigations or legal
         ----------
proceedings pending against, or to the knowledge of the Bank, threatened against, or affecting the Bank or any of the Bank Subsidiaries or their respective properties before any court or governmental body or agency which would reasonably be expected to have a Material Adverse Effect or which in any manner challenge the legality, validity or enforceability of this Agreement, any of the Related Agreements or the Commons Stock, or which would reasonably be expected to materially impair the ability or obligation of the Bank to perform fully on a timely basis its obligations under this Agreement or under any Related Agreement to which it will become a party.

     (p) Licenses and Permits.  Each of the Bank and the Bank Subsidiaries has
         --------------------
all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, State, local and foreign governmental or regulatory bodies that are necessary in order to permit it to carry on its business as it is presently being conducted and the absence of which would have a Material Adverse Effect; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the knowledge of the Bank, no suspension or cancellation of any of the same is threatened.

     (q) No Default or Violation.  Neither the Bank nor any of the Bank
         -----------------------
Subsidiaries currently is in violation of its Articles of Incorporation or its Bylaws, and, except as Previously Disclosed, neither the Bank nor any of the Bank Subsidiaries is in violation of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, State, local or other governmental agency or body (including, without limitation, all banking, securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, where any of such violations or defaults would, individually or in the aggregate, reasonably be expected (i) to have a Material Adverse Effect or (ii) materially adversely impair the ability of the Bank to perform on a timely basis any obligation which it has under this Agreement, or under any Related Agreement, and none of the Bank, nor any Bank Subsidiary has received any notice or communication from any federal, State or local governmental authority asserting that the Bank or such Bank Subsidiary is in violation of any of the foregoing which would reasonably be expected to have any effect set forth in clauses (i) or (ii) above. Except as Previously Disclosed, neither the Bank nor any of the Bank Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment, and none of them has received any written communication requesting that they enter into any of the foregoing.

     (r) Certain Contracts.  Neither the Bank nor any Bank Subsidiary is in
         -----------------
default or in non-compliance, which default or non-compliance would reasonably be expected to have a Material Adverse Effect, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

     (s) Insurance.  The Bank and each Bank Subsidiary is insured for such
         ---------
amounts which the Bank believes reasonable with insurance companies which the Bank believes are financially sound and reputable against such risks as the Bank considers to be necessary or appropriate and has maintained all insurance required by applicable laws and regulations, except where the failure to be so insured would not have a Material Adverse Effect. Neither the Bank nor any Bank Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion, except where any such cancellation, default or dispute would not, individually or in the aggregate, have a Material Adverse Effect.

     (t) Properties.  All real and personal property owned by the Bank or any
         ----------
Bank Subsidiary or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Bank and the Bank Subsidiaries in the ordinary course of business consistent with their past practices. The Bank and the Bank Subsidiaries have good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Bank as of March 31, 1998 included in the Bank Financial Statements or acquired after such date, except
(i) for Liens for current taxes not yet due or payable, (ii) for pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) for such Liens, if any, which would not, individually or in the aggregate, have a Material Adverse Effect and (iv) as reflected on the consolidated statement of financial condition of the Bank as of March 31, 1998 included in the Bank Financial Statements. All real and personal property which is material to the Bank's business on a consolidated basis and leased or licensed by the Bank or any Bank Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Closing Date, except where such invalidity, unenforceability, termination or lapse would not, individually or in the aggregate, have a Material Adverse Effect.

     (u) Certain Fees.  No fees or commissions will be payable by the Bank or
         ------------
any Bank Subsidiary to brokers, finders, investment bankers or banks pursuant to any agreement entered into by the Bank or any Bank Subsidiary with respect to the transactions contemplated by this Agreement and the Related Agreements.

     (v) Similar Offerings.  The Bank has not, directly or indirectly, solicited
         -----------------
any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the shares of Common Stock of the Bank to the Purchasers in a manner that would require such Common Stock to be registered under the Securities Act.

     (w) Regulation M.  The Bank has not taken and will not take, directly or
         ------------
indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the shares of Common Stock which are to be sold to the Purchasers pursuant to the Purchase and Sale Agreement and this Agreement.

     (x) No Registration.  It is not necessary in connection with the sale and
         ---------------
delivery to the Purchasers of the shares of Common Stock in the manner contemplated by this Agreement and the Private Offering Memorandum to register the shares of Common Stock under the Securities Act.

     (y) Memorandum.  The Private Offering Memorandum does not, and at the
         ----------
Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Other than as set forth above, the Bank makes no representation or warranty as to compliance by the Bank with any federal or state securities disclosure requirements.

     (z) Disclosure.  None of the representations and warranties of the Bank, or
         ----------
any of the information or documents which have been Previously Disclosed pursuant hereto to the extent they pertain to the Bank, are false or misleading in any material respect or contain any untrue statement of a material fact, or omit to state any material fact required to be stated or necessary to make any such information or document, at the time and in light of the circumstances, not misleading. The foregoing representation is qualified by the Bank's best knowledge to the extent such Previously Disclosed documents or information pertain to third parties.

     The representations and warranties set forth in Sections 3.2(h) and (p) are made in reliance on the representations and warranties of the Purchasers contained in Section 3.3(a) of this Agreement.

     SECTION 3.3    REPRESENTATIONS AND WARRANTIES OF PLACEMENT AGENT.
                    --------------------------------------------------

     (a) The Placement Agent has offered the shares of Common Stock for sale, solicited offers to buy the shares of Common Stock, and otherwise negotiated in respect of the shares of

Common Stock only in a manner that conformed to the offering procedures set forth in the Private Offering Memorandum.

     (b) The Placement Agent has delivered to each offeree a copy of the Private Offering Memorandum.

     (c) Each offeree will be given the opportunity to ask questions of representatives of the Bank concerning the shares of Common Stock and the transactions relating to their purchase, and immediately prior to making the offer to each offeree, the Placement Agent will have reasonable grounds to believe and will believe that each such offeree was an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations of the Commission under the Securities Act. The representations and warranties contained in this Section 3.3(c), insofar as they relate to federal and State securities laws requirements, are made in reliance on the representations and warranties of the Purchasers contained in Section 3.3 of the Purchase and Sale Agreement.

     (d) The Placement Agent will not, directly or through any agent, offer the shares of Common Stock for sale, or solicit any offers to buy the shares of Common Stock, or otherwise negotiate with any person with respect to the shares of Common Stock on the basis of general solicitation or general advertising, including without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; or, distribute any letters, circulars, notices, memoranda, or other written communications of a general nature to customers announcing or describing, or inviting inquiries concerning the offering of the shares of Common Stock.


                                   ARTICLE IV
                      CONDITIONS PRECEDENT TO THE CLOSING

     SECTION 4.1    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES.  The
                    --------------------------------------------
respective obligations of each of the parties hereto to fulfill their obligations hereunder at the Closing shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) All requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement and the Related Agreements shall have been satisfied.

          (b) No party to this Agreement or the Related Agreements shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement or the Related Agreements.

          (c) No statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of any of the transactions contemplated by this Agreement or the Related and Sale Agreements.

          (d) The Selling Shareholders shall have completed the sale of the shares of Common Stock as contemplated by the Purchase and Sale Agreement and this Agreement and the aggregate consideration paid for all or the Common Stock shall be U.S. $237,775,000, of which U.S. $220,000,000 shall have been paid to the Selling Shareholders in immediately available funds at the Closing. The remaining U.S. $17,775,000 shall have been used to pay the costs, fees and expenses of the Transaction, other than the fees and expenses of Chase Securities, Inc., the Attorneys-in-Fact and O'Melveny & Myers, LLP. The Selling Shareholders shall not be responsible for the payment of any of the costs or expenses of the Transaction other than for the payment of the fees and expenses of Chase Securities, Inc., the Attorneys-in-Fact and O'Melveny & Myers, LLP.

          (e) No party to this Agreement shall be in material breach of this Agreement unless such breach shall have been waived in writing by the other party hereto.

     SECTION 4.2    CONDITIONS TO OBLIGATIONS OF THE SELLING SHAREHOLDERS.  The
                    ------------------------------------------------------
obligations of the Selling Shareholders to fulfill their obligations under this Agreement shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

     (a) Each of the representations and warranties of the Placement Agent contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date.

     (b) Each Purchaser shall have delivered the applicable consideration for each of the shares of Common Stock to be purchased by it pursuant to the Purchase and Sale Agreement, such amount to be payable by wire transfer of immediately available funds to an account with a bank designated by the Placement Agent, by notice to each Purchaser to be provided no later than two Business Days prior to the Closing Date.

     SECTION 4.3    CONDITIONS TO OBLIGATIONS OF THE BANK.  The obligations of
                    --------------------------------------
the Bank to fulfill its obligations hereunder, shall be subject to the satisfaction, or waiver prior to the Closing, of the following condition: No party to this Agreement (other than the Bank) shall be in material breach of this Agreement unless such breach shall have been waived in writing by each of the other parties to this Agreement.

     SECTION 4.4    CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENT.  The
                    ----------------------------------------------------
obligations of the Placement Agent to fulfill its obligations hereunder shall be subject to the satisfaction or waiver prior to the Closing of the following conditions:

          (a) Each of the representations and warranties of the Bank contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Bank shall have performed, in all material respects, each of its covenants and agreements contained in this Agreement to be performed prior to the Closing; and the Placement Agent and the Selling Shareholders shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Bank, dated the Closing Date, to the foregoing effect.

          (b) Each of the representations and warranties of the Selling Shareholders contained in this Agreement shall be true and correct in all material respects as of the date of such agreement and as of the Closing Date as if made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date); the Selling Shareholders shall have performed, in all material respects, each of their covenants and agreements contained in this Agreement to be performed prior to the Closing; and the Bank and the Placement Agent shall have received a certificate signed by the Selling Shareholders, dated the Closing Date, to the foregoing effect.

          (c) Messrs. Wah, Chavy, Chow, Chu and Nursalim shall have resigned as directors of the Bank or shall have been removed by the Selling Shareholders and Messrs. Liu, Li, and Zapanta shall have been elected directors of the Bank.

          (d) At the Closing Date, the Placement Agent and the Selling Shareholders shall have received the favorable opinion, dated as of the Closing Date, of Manatt Phelps Phillips LLP, counsel for the Bank, and the Placement Agent shall have received the favorable opinion, dated the Closing Date, of O'Melveny & Myers LLP, counsel for the Selling Shareholders, in each case, in form and substance reasonably satisfactory to counsel for the Placement Agent. Each counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Bank or the Selling Shareholders, as the case may be, and certificates of public officials.

          (e) At the Closing Date, the Placement Agent shall have received an opinion from Deloitte & Touche LLP substantially to the effect that the sale of the shares of Common Stock as contemplated by this Agreement and the Related Agreements will be accounted for as a pooling of interests.

          (f) At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Private Offering Memorandum, any material adverse change in the financial condition, results of operations or business affairs of the Bank and the Bank Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Placement Agent and the Selling Shareholders shall have received a certificate of the President and Chief Executive Officer of the Bank and the chief financial or chief accounting officer of the Bank, dated as of Closing Date, to the effect that, except as Previously Disclosed, (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the

     Bank from the latest date as of which the financial condition of the Bank as set forth in the Private Offering Memorandum other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, and (iii) the Bank shall not have received from the FDIC or the Department any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Placement Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Bank.

          (g) As of the Closing Date, the Placement Agent and the Selling Shareholders shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Placement Agent, to the effect that (i) they are independent public accountants with respect to the Bank within the meaning of the Code of Ethics of the AICPA and the Securities Act; (ii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) as of a date not more than five days prior to the Closing Date, except as stated in such letter, there has been any change in the Bank's capital stock, any decrease in consolidated total assets, total deposits or stockholders' equity or increases in nonperforming assets of the Bank, in each case, as compared with the amounts shown in the Bank Financial Statements included in the Private Offering Memorandum or, (B) during the period from March 31, 1998 to a date not more than five days prior to the Closing Date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated, net interest income or net income of the Bank, except in all instances for increases or decreases which the Private Offering Memorandum disclose have occurred or may occur; and (iii) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (ii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Private Offering Memorandum and which are specified by the Placement Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Bank identified in such letter.

          (h) The Placement Agent and the Selling Shareholders shall have received such other certificates, opinions, documents and instruments related to the transactions contemplated hereby as may have been reasonably required by the Placement Agent and are customary for transactions of this type, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to it and its counsel.


                                   ARTICLE V
                                   COVENANTS

     SECTION 5.1    INFORMATION.  If any event or circumstance shall occur as a
                    -----------
result of which it is necessary, in the reasonable opinion of counsel for the Placement Agent, to amend or supplement the Private Offering Memorandum in order to make the Private Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a Purchaser, the Bank will forthwith amend or supplement the Private Offering Memorandum (in form and substance satisfactory to counsel for the Placement Agent) so that, as so amended or supplemented, the Private Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Purchaser, not misleading, and the Bank will furnish to the Placement Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Bank will furnish such information with respect to itself as the Placement Agent may from time to time reasonably request.

     SECTION 5.2    BLUE SKY.  The Bank will take all reasonably necessary
                    --------
action, in cooperation with the Placement Agent, to qualify, to the extent required, the shares of Common Stock for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Placement Agent and the Bank have agreed; provided, however, that the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

     SECTION 5.3    ISSUANCE.  The Bank will not, without the prior written
                    --------
consent of the Placement Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock or other securities convertible into shares of Common Stock (other than the Warrant issued to the Placement Agent hereunder or stock options to employees) for a period of 180 days following the Closing Date.

     SECTION 5.4    PRESS RELEASES.  The Bank, the Selling Shareholders, and the
                    --------------
Placement Agent shall agree with each other as to the form and substance of any press release related to this Agreement, the Related Agreements or the transactions contemplated hereby or thereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement or the Related Agreements, provided, however, that nothing contained herein shall prohibit any party, following notification to such other party, from making any disclosure which it determines in good faith is required by law or regulation, provided further, however, that other than in the Private Placement Memorandum and the Purchase and Sale Agreement attached as an Exhibit thereto, the names of the Selling Shareholders shall not be used in any announcement or publicity.

     SECTION 5.5    NO SOLICITATION.  Between the time of execution of this
                    ---------------
Agreement and the earlier of (i) the Closing or (ii) termination of this Agreement in accordance with Section 8.2 hereof, neither the Selling Shareholders, the Bank or any of the Bank's directors, officers or employees, nor any representatives or agents of the Selling Shareholders (including, without limitation, Chase Securities, Inc.) or the Bank shall (i) execute any agreement, letter or undertaking of any kind whatsoever with respect to any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in (including, without limitation, any sale of all or a portion of the Selling Shareholders' shares of Common Stock), the Bank or any business combination with the

Bank (an "Acquisition Transaction"), other than as contemplated by this Agreement, or (ii) solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, an Acquisition Transaction; provided, however, that with respect to this Section 5.5(ii), the Selling Shareholders and the Bank may continue discussions concerning an Acquisition Transaction with Development Bank of Singapore. Other than as set forth herein, the Selling Shareholders and/or the Bank will immediately notify the Placement Agent orally and in writing if any such inquiries or proposals are received by, and such information is required from, or any such negotiations or discussions are sought to be initiated with, the Bank.

     SECTION 5.6    POST OFFERING ENGAGEMENT.  Upon completion of the
                    ------------------------
transactions contemplated by this Agreement and the Related Agreements, the Bank shall retain the Placement Agent as exclusive financial advisor in connection with the transactions specified below (the "Post Offering Engagement"). The term of the Placement Agent's Post Offering Engagement shall continue for 18 months from completion of the transaction contemplated by this Agreement and the Related Agreements. During the term of the Post Offering Engagement, the Placement Agent shall be appointed exclusive financial advisor in connection with: (i) any sale of stock or substantial assets of the Bank outside of the ordinary course of its business, merger, acquisition or other strategic transaction entered into or completed by the Bank; or (ii) exclusive underwriter or placement agent in connection with any offering of equity or debt securities entered into or completed by the Bank (any of (i) or (ii) above a "Bank Transaction"); provided, however, that with respect to a Bank Transaction involving the Bank's acquisition or proposed acquisition of another entity, the Placement Agent agrees that if it is not actively analyzing or pursuing such acquisition on behalf of the Bank at the specific request of the Bank and the Bank determines it to be in the best interests of its stockholders to retain a financial advisor other than the Placement Agent to provide advice on such Bank Transactions, the provisions of Section 5.6 shall not apply to the Bank Transaction in question; and further provided that a sale or purchase of a branch where the Bank does not engage an outside financial advisor shall not be considered a Bank Transaction. Fees and expenses to be paid by the Bank to the Placement Agent in connection with any Bank Transaction under this Section 5.6 shall be subject to mutual agreement by the Bank and the Placement Agent and shall be consistent with customary fees paid in similar transactions.


                                   ARTICLE VI
                                INDEMNIFICATION

     SECTION 6.1  BANK INDEMNIFICATION.  The Bank agrees to indemnify and hold
                  --------------------
harmless the Placement Agent, each person, if any, who controls the Placement Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents (including counsel for the Placement Agent) as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the offer, purchase and sale of the Common Stock or any action taken by the Placement

     Agent where acting as described in Article II hereof, except to the extent that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Placement Agent's gross negligence or willful misconduct, and except to the extent that any loss, liability, claim, damage or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the actions or conduct of the Selling Shareholders or any person other than the Bank involved in the Transaction;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Private Offering Memorandum with respect to the Bank (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Private Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished by the Selling Shareholders or the Placement Agent expressly for use therein;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation involving or affecting the Bank, or any investigation or proceeding by any governmental agency or body, commenced or threatened involving or affecting the Bank, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6.2 hereof, the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or
     (ii) above, to the extent that any such expense is not paid under
     (i), (ii) or (iii) above whether or not the purchase and sale of the shares of Common Stock is consummated;

          (v) In addition to, and without limiting, the provisions of
     Section 6.1 hereof, in the event that the Placement Agent, any person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Act or any of its partners, directors, officers, employees and agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry involving or affecting the Bank, which is brought by or on behalf of or against the Bank, the Placement Agent or any of their respective affiliates in which the Placement Agent or such person or agent is not named as a defendant, the Bank agrees to reimburse the Placement Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony.

     Notwithstanding the foregoing, the indemnification provided for in Section 6.1(i) above shall not apply to the Bank to the extent that any loss, liability, claim, damage or expense thereunder is found in a final judgment by a court of competent jurisdiction to have resulted from the actions or conduct of any person other than the Bank and such indemnification is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under
Section 23A of the Federal Reserve Act or an unsafe or unsound banking practice.

     To the extent that the Bank determines that it is in the best interests of the Bank to reorganize into the holding company form of organization, the Bank shall cause the holding company so formed to assume and agree to be bound by the terms of this Section 6.1, which shall constitute a joint and several obligation of the Bank and such holding company.

     SECTION 6.2  PLACEMENT AGENT INDEMNIFICATION.  The Placement Agent agrees
                  -------------------------------
to indemnify and hold harmless the Bank and each of its directors, officers and each person, if any, who controls the Bank, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, liability, claim, damage and expense to which the Bank or any such director, officer, or controlling person may become subject under any applicable federal or state law or otherwise, insofar as such loss, liability, claim, damage and expense arises out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Private Offering Memorandum with respect to information furnished to the Bank by or through the Placement Agent expressly for use therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse any legal or other expenses reasonably incurred by the Bank or any such director, officer or controlling person in connection with investigating or defending any such loss, liability, claim, damage, action or proceeding; provided, however, that the Placement Agent will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Private Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Bank by or through the Placement Agent expressly for use therein.

     SECTION 6.3   SELLING SHAREHOLDERS INDEMNIFICATION.   The Selling
                   ------------------------------------
Shareholders, jointly and severally, agree to indemnify and hold harmless the Placement Agent, each person, if any, who controls the Placement Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents (including counsel for the Placement Agent) as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the breach by the Selling Shareholders of their representations, warranties or covenants set forth in this Agreement or the Purchase and Sale Agreement;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Private Offering Memorandum with respect to information furnished by the Selling Shareholders expressly for use therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Private Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by the Bank or written information furnished by the Placement Agent expressly for use therein;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation involving or affecting the Selling Shareholders, or any investigation or proceeding by any governmental agency or body, commenced or threatened, involving or affecting the Selling Shareholders, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Selling Shareholders which consent shall not be unreasonable withheld;

           (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6.2 hereof, the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above whether or not the purchase and sale of the shares of Common Stock is consummated; and

          (v) In addition to, and without limiting, the provisions of
     Section 6.3 hereof, in the event that the Placement Agent, any person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees and agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry involving or affecting the Selling Shareholders, which is brought by or on behalf of or against the Selling Shareholders, the Placement Agent or any of their respective affiliates in which the Placement Agent or such person or agent is not named as a defendant, the Selling Shareholders agree to reimburse the Placement Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony.

     SECTION 6.4  NOTICE.  The Placement Agent shall give notice as promptly as
                  ------
reasonably practicable to the Selling Shareholders and the Bank of any action commenced against it, but failure to so notify the Selling Shareholders and the Bank shall not relieve Selling Shareholders and the Bank from any liability which it may have otherwise than on account of this indemnity agreement.


                                  ARTICLE VII
                                  CONTRIBUTION

     SECTION 7.1  CONTRIBUTION.  In order to provide for just and equitable
                  ------------
contribution in circumstances in which the indemnity agreement provided for in
Article VI hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Selling Shareholders, the Bank and the Placement Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Selling Shareholders, the Bank and the Placement Agent, as incurred, in such proportions (i) that the Placement Agent is responsible for that portion represented by the percentage that the total fees received by the Placement Agent pursuant to this Agreement (before deducting expenses) bears to the maximum aggregate gross proceeds from the purchase and sale of the shares of Common Stock pursuant to this Agreement and the Purchase and Sale Agreement and the Selling Shareholders and the Bank severally but not jointly responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Selling Shareholders and the Bank on the one hand and the Placement Agent on the other, as reflected in clause (i), but also the relative fault of the Selling Shareholders and the Bank on the one hand and the Placement Agent on the other, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or the Selling Stockholders on the one hand or the Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Article VII, each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Placement Agent, and each director of the Bank shall have the same rights to contribution as the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Placement Agent be required to contribute an aggregate amount in excess of the total fees received by the Placement Agent pursuant to this Agreement (before deducting expenses), and in no event shall the Selling Shareholders be required to contribute an amount in excess of the gross proceeds received by them pursuant to the Purchase and Sale Agreement and this Agreement.

     Notwithstanding the foregoing, the contribution provided for in this
Article VII shall not apply to the Bank to the extent that such contribution by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

     To the extent that the Bank determines that it is in the best interests of the Bank to reorganize into the holding company form of organization, the Bank shall cause the holding company so formed to assume and agree to be bound by the terms of this Article VII, which shall constitute a joint and several obligation of the Bank and such holding company.

     SECTION 7.2  REIMBURSEMENT.  Its is acknowledged that (a) the Selling
                  -------------
Shareholders have not been actively involved in the business and management of the Bank, (b) neither the Selling Shareholders nor their representatives have been involved in the preparation of the Private Offering Memorandum, and (c) the Selling Shareholders have relied solely on the Bank and its officers with respect to information about the Bank included in the Private Offering Memorandum. Accordingly, the Bank hereby agrees to reimburse the Selling Shareholders for any amounts which the Selling Shareholders may be required to pay pursuant to Section 7.1 to the Placement Agent to the extent based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Private Offering Memorandum with respect to the Bank (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the reimbursement provided herein shall not apply to the extent that any loss, liability, claim, damage or expense thereunder is found in a final judgment by a court of competent jurisdiction to have resulted from the actions or conduct of any person other than the Bank and such indemnification is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act or an unsafe or unsound banking practice.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION 8.1    SURVIVAL OF PROVISIONS.  All representations, warranties and
                    ----------------------
agreements contained in this Agreement by each of the parties hereto, or contained in certificates of officers of the Selling Shareholders or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Selling Shareholders or the Bank, in each case, with respect to the other parties to this Agreement, and shall survive delivery of the shares of Common Stock.

     SECTION 8.2    TERMINATION.
                    -----------

     (a) The Placement Agent may terminate this Agreement at any time at or prior to the Closing Date (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Private Offering Memorandum, any material adverse change in the financial condition, results of operations or business affairs of the Bank, or the Bank and the Bank Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which, in the reasonable judgment of the Placement Agent, are so material and adverse as to make it impracticable to market the shares of Common Stock or to enforce contracts for the sale of the shares of Common Stock, (iii) if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or California authorities, (iv) if any of the conditions specified in Article V shall not have been met or waived by it pursuant to the terms of this Agreement by 5:00 p.m. Eastern Time on June 14, 1998, or (v) if there shall have been such material adverse change in the condition or prospects of the Bank and the Bank Subsidiaries considered as one enterprise or the prospective market for the Bank's securities as in the Placement Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the shares of Common Stock. The Placement Agent shall provide the Bank and the Selling Shareholders with 5 days prior written notice of termination pursuant to this
Section 8.2(a).

     (b) The Selling Shareholders may terminate this Agreement if any of the conditions specified in Article V has not been met or waived by it pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time on June 14, 1998, provided that the Selling Shareholders provide 5 days prior written notice at any time after June 14, 1998. The termination date provided in this Section 8.2(b) shall be extended for an additional period of time which is equivalent to that period during which the transaction contemplated by this Agreement and the Purchase and Sale Agreement is delayed due to (a) delays caused by the Selling Shareholders or (b) delays at the request of the Selling Shareholders. The Selling Shareholders shall provide the Placement Agent and the Bank with 5 days prior written notice of termination pursuant to this Section 8.2(b).

     (c) The Bank may terminate this Agreement if any of the conditions specified in Article V of this Agreement has not been met or waived by it pursuant to the terms of this Agreement by 5:00 p.m., Eastern Time on June 14, 1998. The termination date provided in this Section 8.2(c) shall be extended for an additional period of time which is equivalent to that period during which the transaction contemplated by this Agreement and the Purchase and Sale Agreement is delayed due to (a) delays caused by the Selling Shareholders or (b) delays at the request of the Selling Shareholders. The Bank shall provide the Placement Agent and the Selling Shareholders with 5 days prior written notice of any termination pursuant to this Section 8.2(c) hereof.

     (d) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Articles VI and VII hereof shall survive any termination of this Agreement.

     SECTION 8.3    WAIVER; AMENDMENTS.  No failure or delay on the part of any
                    ------------------
party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law or in equity. No waiver of or consent to any departure by the parties hereto from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the parties hereto. Any amendment, supplement or modification of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle another party hereto to any other or further notice or demand in similar or other circumstances.

     SECTION 8.4    COMMUNICATIONS.  All notices, demands and other
                    --------------
communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to the Selling Shareholders, to Jean-Pierre Chavy, Seyen Investments, Inc., 800 West Sixth Street, Suite 700, Los Angeles, California 90017 and to Barrye L. Wall, 1444 S. Marengo Avenue, Pasadena, California 91106, and thereafter at such other address notice of which is given in accordance with this Section 8.4;

          (ii) if to the Bank, initially at 415 Huntington Drive, San Marino, California 91108, Attention: President; and thereafter at such other address, notice of which is given in accordance with this Section 8.4.; and

          (iii) if to the Placement Agent, initially at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Eugene S. Weil; and thereafter at such other address notice of which is given in accordance with this Section 8.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     SECTION 8.5    ENTIRE AGREEMENT; AMENDMENT.  This Agreement represents
                    ----------------------------
the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 8.6    GOVERNING LAW AND TIME.  This Agreement shall be governed by
                    ----------------------
and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

     SECTION 8.7    CONSENT TO JURISDICTION.  The parties to this Agreement each
                    -----------------------
irrevocably consent to the jurisdiction of the courts of the Commonwealth of Virginia and of any federal court located in such state in connection with any action or proceeding arising out of or related to this Agreement or any Related Agreement, any document or instrument delivered pursuant to or in connection with this Agreement or any Related Agreement, or a breach of this Agreement, any Related Agreement or any document or instrument delivered with respect to this Agreement or any Related Agreement.

     SECTION 8.8    SEVERABILITY. Any term or provision of this Agreement which
                    ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 8.9    HEADINGS AND GENDER.  The Article and Section headings and
                    -------------------
Table of Contents used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Use of a particular gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              EAST-WEST BANK



                              By:   /s/ Dominic Ng
                                    --------------
                                    Name:  Dominic Ng
                                    Title:  President and Chief Executive
                                            Officer


                              THE SELLING SHAREHOLDERS

                              SJAMSUL NURSALIM

                              By:   /s/ Jean-Pierre Chavy
                                    ---------------------
                                    Name:  Jean-Pierre Chavy
                                    Title:  Attorney-in-fact

                              By:   /s/ Barrye L. Wall
                                    ------------------
                                    Name:  Barrye L. Wall
                                    Title:  Attorney-in-fact

                              ITJIH SJAMSUL NURSALIM

                              By:   /s/ Jean-Pierre Chavy
                                    ---------------------
                                    Name:  Jean-Pierre Chavy
                                    Title:  Attorney-in-fact

                              By:   /s/ Barrye L. Wall
                                    ------------------
                                    Name:  Barrye L. Wall
                                    Title:  Attorney-in-fact

CONFIRMED AND ACCEPTED,
  as of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:  /s/
     -----------------------------
     Name:
     Title:

                                      32